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                                                                      Exhibit 3
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                             Joint Filing Agreement



         The undersigned hereby agree to make joint filings of Form 13D with the U.S. Securities and Exchange Commission with respect to their beneficial ownership of the common stock, par value $0.001 per share, of VisiJet, Inc., including all amendments thereto.


Date:    October 14, 2003



                                                 /s/ Peter Lewis
                                                 ---------------------------
                                                 PETER C. LEWIS


                                                 LEWIS FAMILY INTERESTS, LP



                                                 By:    /s/ Peter Lewis
                                                      -----------------------
                                                      Name: Peter C. Lewis
                                                      Title:  General Partner